SECURITIES AND EXCHANGE COMMISSION
                    Washington, DC 20549


                           FORM 8-K

                        CURRENT REPORT


            Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934

              Date of Report:  December 12, 1995


                    NPC INTERNATIONAL, INC.
    (Exact name of registrant as specified in its charter)

                            Kansas
                   (State of incorporation)

        0-13007                           48-0817298
      (Commission                        (IRS Employer
      File Number)                       Identification No.)

720 W. 20th Street, Pittsburg, Kansas        66762
(Address of principal executive office)      (Zip Code)


        Registrant`s telephone number:  (316-231-3390)



Item 5.     Other events

     On December 11, 1995, NPC International, Inc. announced the withdrawal of an offer by Mr. O. Gene Bicknell, Chairman of the Board and Chief Executive Officer, James K. Schwartz, President and Chief Operating
Officer, and Troy D. Cook, Vice President Finance and Chief Financial Officer (the ``Management Group``) to acquire the publicly held common stock of the Company.

      The Management Group, led by Mr. Bicknell who holds approximately 62% of the common stock of the Company, made its initial proposal on October 20, 1995. At that time, NPC delegated authority to review and evaluate the proposed transaction to a Special Committee composed of the members of the Board of Directors of NPC who are not in the Management Group, and the Special Committee retained CS First Boston as its independent financial advisor and retained its own legal counsel. The withdrawal follows numerous discussions held by the Management Group with the Special Committee and CS First Boston regarding the price. All discussions with respect to the offer have been terminated.

     The following Exhibits follow:

          Exhibit 1 - Press Release dated December 11, 1995


                          SIGNATURES

            Pursuant to the requirements of the Securities
Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              NPC INTERNATIONAL, INC.

Date:  December 12, 1995      By: Troy Cook
                              Vice President and
                              Chief Financial Officer